THIRD ADDENDUM TO LEASE


       This is the Third Addendum, made effective as of January 1, 1997, to that certain Lease between Capitol Avenue Development Company, a limited partnership, an Arkansas limited partnership ("Landlord") and TCBY Enterprises, Inc. ("Tenant") dated as of April 20, 1987.

     WHEREAS, Landlord and Tenant previously entered into an Addendum to Lease and a Second Addendum to Lease, the sole purposes of which were to modify and amend the Lease dated April 20, 1987, which such Lease together with the Addenda shall hereinafter be collectively referred to as the "Lease"; and

      WHEREAS, all terms and provisions of the Lease shall remain in full force and effect, except as otherwise modified or amended hereinbelow.

       In consideration  of the  mutual covenants  contained
herein,   ten   dollars   ($10.00),   and   other   valuable
consideration, which is hereby mutually acknowledged as received, the undersigned agree as follows:

     1. Effective January 1, 1997, the leased premises will be reduced to 53,487 square feet located on floors 12, 13, and 14 of the building and the rental rate utilized to calculate monthly rental shall be $13.00 per square foot of net rentable area on floors 12, 13, and 14, consisting of 53,487 square feet. (The annual rent shall thus be $695,331
for 1997.)    This rental  rate  shall be  escalated  by  3%
annually each January  1, commencing January  1, 1998.   All
escalations shall be compounded, meaning that each annual increase shall be applied to the then current rental set each January 1.

     2. The term of the Lease shall be extended for a period of ten (10) years commencing January 1, 1997, and terminating December 31, 2006.

     3. Tenant shall pay Landlord $175,000 along with its January, 1997 rent, as partial consideration for
Landlord's modification of the Lease and Addendums One and Two. This shall be in full satisfaction of Tenant's base rental rate obligations under the Lease and Addendums One and Two which are now being modified.


     4. Tenant shall be provided with the calculations for its 1996 operating expense reimbursement obligation under the Lease and shall make such payment to Landlord consistent with the terms and conditions of the Lease and Addenda prior to this Third Addendum. Commencing January 1, 1997, and for the ten- year period of this lease extension and during the option period, if exercised, Tenant shall not be required to pay any additional operating expense reimbursement.

     5. Tenant is hereby granted an option to extend the Lease for an additional ten (10) year period, on the same terms and conditions, including the 3% annual escalator (compounded in the same manner as set forth in paragraph 1, above, commencing with the first 3% increase on January 1, 2007, over the annual rental paid in 2006), upon giving Landlord written notice of at least 180 days prior to December 31, 2006. This renewal option shall henceforth be the only renewal option, and all other options set forth in the Lease are hereby deleted from the Lease and shall have no force or effect.

     6. Landlord covenants with Tenant not to install roof antennae or other devices, structures, coverings, or visual obstructions of any sort which will block the view of the "TCBY" lettering on the top of the building. As of the date of execution of this Third Addendum, Tenant hereby acknowledges Landlord's compliance with this paragraph.

     7. Both Landlord and Tenant understand and agree that this Third Addendum to the Lease must be approved by Landlord's Mortgagee, Texas Teacher Retirement System, and the parties agree to use their best efforts to secure its approval. If approval is not obtained by December 15, 1996, and confirmed to Tenant, neither party hereto shall be bound by the terms and conditions herein set forth.

       8. Tenant hereby acknowledges and confirms to Landlord that no additional tenant improvements or allowances are required of Landlord pursuant to this Third Addendum in either the initial term commencing January 1, 1997, or the renewal term, if exercised.

       9. During the ten-year lease term commencing January 1, 1997, and the ten-year renewal set forth above, if exercised, Landlord shall provide Tenant with free use of up to 150 parking spaces in the adjacent TCBY Tower parking structure. Any spaces not utilized by Tenant at any time during the term or renewal term, if exercised, shall be available to Landlord. From time to time Landlord may inquire of Tenant, or Tenant shall notify Landlord, as to Tenant's total number of Tenant's employees in the offices at the TCBY Tower, and any remainder resulting from subtracting that number from 150 shall be deemed to be the number of parking spaces not utilized by Tenant and thus available to Landlord. It is anticipated by the parties that the number of spaces available to Landlord shall fluctuate in accordance with Tenant's total number of employees in the TCBY Tower, but under no circumstances shall Landlord have any duty whatsoever to furnish more than 150 parking spaces to Tenant at any time.

     10. Any reference in the Lease to Tenant's right to expand its space or right of first refusal on space in the TCBY Tower is hereby deleted from the Lease.

      11. This Third Addendum, executed on the date set forth below, supersedes that certain Third Addendum executed by the parties on November 26, 1996.



     IN  WITNESS WHEREOF, Landlord and Tenant have  executed
this    Third     Addendum     this    _26th_     day     of
_______November_______, 1996.




   CAPITOL AVENUE DEVELOPMENT


    COMPANY, A LIMITED


         PARTNERSHIP, AN ARKANSAS


         LIMITED PARTNERSHIP

Witness:

/s/ Henry Kelley, Jr.
___________________________________
   /s/ John Flake
By:________________________________



    TCBY ENTERPRISES, INC.
Witness:

/s/William P. Creasman
___________________________________
   /s/ John Rogers
By:________________________________